Exhibit 99.1
Myriad Genetics Reports Third Quarter 2026 Financial Results;
Raises Mid-Point of Full-Year 2026 Revenue Guidance Following Solid Execution
Definitive Agreement to Sell Prenatal Health Business to Support Strategic Growth Initiatives

Highlights
•Third quarter 2026 revenue was $202.7 million, representing a 6% sequential increase and a 1% decrease year-over-year. Higher Cancer Care Continuum (CCC) product mix and continued progress on payer engagement and revenue cycle management initiatives drove total average revenue per test increases of 7% sequentially and 1% year-over-year, partially offset by total test volume declines of 1% and 2%, respectively.
•On October 19, 2026, entered into a definitive agreement to sell the Prenatal Health business to Labcorp for $210 million in cash, plus the value of related inventory at closing. Upon close, the sale is expected to be accretive to revenue growth and profitability, while strengthening the balance sheet.
•Raises mid-point of full-year 2026 revenue guidance to reflect third quarter 2026 results and current business trends for the remainder of 2026.

SALT LAKE CITY, November 4, 2026 – Myriad Genetics, Inc. (NASDAQ: MYGN), a leader in molecular diagnostic testing and precision medicine, today announced financial results for its third quarter ended September 30, 2026, and raised the mid-point of revenue guidance for the full-year 2026.

1

“We have made meaningful progress on our path to accelerate profitable growth and strengthen the company’s financial profile. Our third quarter 2026 financial results exceeded our expectations, led by our on-going focus on the Cancer Care Continuum (CCC).  Average revenue per CCC test in the third quarter 2026 was higher than in the second quarter 2026 and reflects our team's ongoing work and early progress with payer engagement and revenue cycle management initiatives," said Sam Raha, President and CEO, Myriad Genetics. “The sale of our Prenatal Health business is a decisive step to support our strategic intent to increase profitable growth by focusing on the Cancer Care Continuum including screening, treatment selection and monitoring along with remission surveillance. We expect this action to benefit healthcare providers and patients we serve, as well as our employees and shareholders, and improve Myriad's revenue growth rate, profitability, and liquidity going forward.  Lastly, we are increasing the mid-point of our full-year 2026 revenue guidance modestly, as we balance the positive third quarter 2026 performance with the timing of the sale of the Prenatal Health business, which is expected to close by early 2027."

Financial and Operational Highlights
•Third quarter 2026 test volume for Cancer Care Continuum and Mental Health increased 3% year-over-year to 239,000 tests, while Prenatal Health test volume decreased 11% to 138,000 tests, reflecting ongoing trends in the business, which the Company recently announced it plans to divest.
•Third quarter of 2026 average revenue per test increased 1% year-over-year reflecting product mix and incremental progress with payer engagement and revenue cycle management initiatives.

2

•The following table summarizes year-over-year testing volume changes in the company's core product categories:

	Three months ended September 30,			Nine months ended September 30,
(in thousands)	2026	2025	% Change	2026	2025	% Change
Product volumes:
Cancer Care Continuum	98	94	4%	289	269	7%
Mental Health	141	137	3%	417	399	5%
Cancer Care Continuum and Mental Health Volume*	239	231	3%	706	668	6%
Prenatal Health	138	155	(11)%	435	487	(11)%
Total	377	386	(2)%	1,141	1,155	(1)%
•The following table summarizes year-over-year revenue changes in the company's core product categories:

	Three months ended September 30,			Nine months ended September 30,
(in millions)	2026	2025	% Change	2026	2025	% Change
Product revenues:
Cancer Care Continuum	$123.9	$122.5	1%	$358.2	$365.8	(2)%
Mental Health	39.5	38.7	2%	114.6	107.5	7%
Cancer Care Continuum and Mental Health Revenue*	163.4	161.2	1%	472.8	473.3	—%
Prenatal Health	39.3	44.5	(12)%	121.0	141.4	(14)%
Total	$202.7	$205.7	(1)%	$593.8	$614.7	(3)%

*
On October 19, 2026, the Company entered into a definitive agreement to sell certain assets and liabilities of its Prenatal Health business. A Cancer Care Continuum and Mental Health volume and revenue subtotal is presented to provide additional information regarding the revenue of the businesses expected to remain with the Company following completion of the sale, which is expected to close by early 2027.

Product Categories:
Cancer Care Continuum – MyRisk, BRACAnalysis CDx, MyChoice CDx, Prolaris + AI, Precise Tumor, Precise MRD
Mental Health – GeneSight
Prenatal Health – Foresight, Prequel, FirstGene, SneakPeek

•Third quarter 2026 gross margin was 67.9%, down 200 basis points from the third quarter 2025, reflecting lower overall test volumes and incremental investments in laboratory personnel.
•Operating expenses in the third quarter of 2026 were $177.6 million compared to $167.1 million in the third quarter of 2025. Adjusted operating expenses in the third quarter of 2026 increased $9.9 million year-over-year to $149.9 million, reflecting the company's multi-year investment in key strategic areas.
•Operating loss in the third quarter of 2026 was $39.9 million.

Cash Flow and Liquidity
Third quarter 2026 cash flow used in operations was $6.5 million and adjusted operating cash flow in the third quarter of 2026 was $3.7 million. Capital expenditures and capitalization of internal-use software costs totaled $2.1 million in the third quarter of 2026, resulting in adjusted free cash flow of $1.6 million in the third quarter of 2026.

As of the end of the third quarter of 2026, the company had cash and cash equivalents of $107.1 million.

Business Performance and Highlights
Cancer Care Continuum
The Cancer Care Continuum business delivered revenue of $123.9 million in the third quarter of 2026.
•Third quarter 2026 hereditary cancer testing revenue decreased 1% year-over-year due to decreases in reimbursement levels, partially offset by a 6% year-over-year increase in volume. Average revenue per hereditary cancer test in the third quarter 2026 improved 9% over the second quarter 2026, reflecting early progress with revenue cycle initiatives and other programs.
•In late October 2026, new MONSTAR-SCREEN-3 data was presented as part of the European Society for Medical Oncology Congress 2026. We believe this data reinforces the importance of highly sensitive molecular residual disease (MRD) testing after curative-intent surgery in patients with resectable colorectal and pancreatic cancers, where earlier insight into recurrence risk may help inform monitoring and treatment decisions.
•The company continues to engage the Molecular Diagnostics Program, administered by Palmetto GBA, a Medicare Administrative Contractor for the Centers for Medicare & Medicaid Services, for a Local Coverage Determination to establish Medicare coverage of its Precise MRD test for breast cancer patients.
•In October 2026, Myriad Genetics announced a collaboration with SOPHia GENETICS to advance new prostate cancer-specific genomic instability score (PrGIS) technology to support precision oncology approaches with AstraZeneca. The collaboration aims to advance PrGIS in clinical trials and expand access to precision oncology medicines through potential companion diagnostic solutions.
•In October 2026, Dr. Luis Diaz Jr. and team at Memorial Sloan Kettering Cancer Center published findings in the American Association for Cancer Research's Cancer Discovery Journal that further support broad-based germline testing beyond conventional age-based criteria, reflecting the prevalence of hereditary risk even among late-onset cancer cases1.

Mental Health
GeneSight test revenue was $39.5 million in the third quarter of 2026.
•Third quarter 2026 revenue increased 2% year-over-year reflecting 3% year-over-year GeneSight volume growth, partially offset by a 1% year-over-year decline in average revenue per test, which reflects general market dynamics.

1 Cancer Discov. 2026 Oct 8:OF1-OF9. doi: 10.1158/2159-8290.CD-26-0971.

Prenatal Health
The Prenatal Health business delivered revenue of $39.3 million in the third quarter of 2026.
•Prenatal testing revenue in the third quarter 2026 declined 12% year-over-year, as volume decreased 11% year-over-year.
•On October 19, 2026, the company entered into a definitive agreement to sell its Prenatal Health testing business, which includes the Prequel, Foresight, SneakPeek, and FirstGene tests to Labcorp for $210 million in cash, plus the value of the inventory of the Prenatal Health business at closing. The transaction is subject to customary closing conditions, including regulatory approvals and is expected to close by early 2027.

Financial Guidance
Myriad Genetics does not provide forward-looking guidance in accordance with accounting principles generally accepted in the United States (GAAP) for the measures on which it provides forward-looking non-GAAP guidance as the company is unable to provide a quantitative reconciliation of forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measures, without unreasonable effort, because of the inherent difficulty in accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliations that have not yet occurred, are dependent on various factors, are out of the company's control, or cannot be reasonably predicted. Such adjustments include, but are not limited to, strategic realignment, costs related to amortization of intangibles from acquisitions, impairment and related charges, depreciation, equity compensation, tax benefits, and other adjustments. For example, stock-based compensation may fluctuate based on the timing of employee stock transactions and unpredictable fluctuations in the company's stock price. Any associated estimate of these items and their impact on GAAP performance could vary materially.

Below is a table summarizing Myriad Genetics' full-year 2026 financial guidance*:

(in millions, except percentages)	2026 Guidance	FY 2026 Comments

Revenue	$780 - $790	Raised the mid-point of full-year 2026 revenue range, reflecting Q3 results and current business trends.
Cancer Care Continuum and Mental Health Revenue	$620 - $630	With the announced sale of Prenatal Health on October 20, 2026, a break out of Prenatal Health revenue for full-year 2026 revenue guidance is provided.
Prenatal Health Revenue	~$160
Adjusted Gross Margin %**	66% - 67%	Gross margins expected to fluctuate quarter to quarter given product mix and pricing trends.

*	Assumes currency rates as of November 4, 2026.
**
Adjusted Gross Margin is defined as Gross Margin plus non-cash cost of sales, such as amortization of intangible assets and share-based compensation expense, and non-recurring one-time expenses such as expenses from strategic realignment and other adjustments.

These projections are forward-looking statements and are subject to the risks summarized in the safe harbor statement at the end of this press release.

Conference Call and Webcast
A conference call will be held today, Wednesday, November 4, 2026, at 4:30 p.m. ET to discuss Myriad Genetics’ financial results and business developments for the third quarter of 2026. A live webcast of the conference call can be accessed on Myriad Genetics' Investor Relations website at investor.myriad.com. To participate in the live conference call via telephone, please register at https://register-conf.media-server.com/register/BIe4e43e373e1a4ffb958c4f7c06a1bb1d. Upon registering, a dial-in number and unique PIN will be provided to join the conference call. Following the conference call, an archived webcast of the call will be available at investor.myriad.com.

About Myriad Genetics
Myriad Genetics is a leading molecular diagnostic and precision medicine company committed to advancing health and well-being for all. Myriad Genetics develops and commercializes molecular tests that help patients and providers uncover genetic insights. Our tests assess the risk of developing disease or disease progression and guide treatment decisions across medical specialties where molecular insights can significantly improve patient care, support earlier detection, enable more precise treatment and contribute to lowering healthcare costs. For more information, visit www.myriad.com.

Myriad, the Myriad logo, BRACAnalysis, BRACAnalysis CDx, Colaris, MyRisk, Myriad myRisk, MyRisk Hereditary Cancer, MyChoice, Tumor BRACAnalysis CDx, MyChoice CDx, Prequel, Prequel with Amplify, Amplify, Foresight, Foresight Universal Plus, Precise Tumor, Precise Oncology Solutions, Precise Liquid, Precise MRD, FirstGene, SneakPeek, SneakPeek Early Gender DNA Test, SneakPeek Snap, Urosuite, myGeneHistory, Health.Illuminated., RiskScore, Prolaris, Prolaris + AI, and GeneSight are registered trademarks or trademarks of Myriad Genetics, Inc. All third-party marks—® and ™—are the property of their respective owners.

© 2026 Myriad Genetics, Inc. All rights reserved.

MYRIAD GENETICS, INC.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations (unaudited)
(in millions, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Revenue	$202.7	$205.7	$593.8	$614.7
Cost of revenue	65.0	61.9	191.5	184.9
Gross profit	137.7	143.8	402.3	429.8

Operating expenses:
Research and development expense	26.5	28.2	78.6	81.3
Sales and marketing expense	83.9	71.0	240.6	212.1
General and administrative expense	67.2	67.9	187.2	201.2
Goodwill and long-lived asset impairment charges	—	—	5.4	316.7
Total operating expenses	177.6	167.1	511.8	811.3
Operating loss	(39.9)	(23.3)	(109.5)	(381.5)
Other income (expense):
Interest income	0.6	0.5	1.7	1.0
Interest expense	(4.1)	(3.8)	(12.3)	(6.1)
Other	(0.2)	0.4	(0.2)	0.4
Total other expense	(3.7)	(2.9)	(10.8)	(4.7)
Loss before income tax	(43.6)	(26.2)	(120.3)	(386.2)
Income tax expense (benefit)	0.3	1.2	0.9	(28.2)
Net loss	$(43.9)	$(27.4)	$(121.2)	$(358.0)
Net loss per share:
Basic and diluted	$(0.46)	$(0.29)	$(1.28)	$(3.88)
Weighted average shares outstanding:
Basic and diluted	95.7	93.1	94.7	92.3

MYRIAD GENETICS, INC.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (unaudited)
(in millions, except per share amounts)

	September 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$107.1	$149.6
Trade accounts receivable	105.5	115.3
Inventory	28.6	30.6
Prepaid taxes	1.5	12.0
Prepaid expenses and other current assets	29.2	25.1
Total current assets	271.9	332.6
Operating lease right-of-use assets	48.9	49.4
Property, plant and equipment, net	104.7	114.0
Intangible assets, net	131.8	153.4
Goodwill	47.1	51.6
Other assets	4.8	5.6
Total assets	$609.2	$706.6
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$27.6	$30.0
Accrued liabilities	102.2	96.9
Current maturities of operating lease liabilities	7.8	6.9
Total current liabilities	137.6	133.8
Long-term debt	121.1	119.9
Noncurrent operating lease liabilities	80.5	83.0
Other long-term liabilities	1.0	1.9
Total liabilities	340.2	338.6
Commitments and contingencies
Stockholders’ equity:
Common stock, 95.7 and 93.5 shares outstanding at September 30, 2026 and December 31, 2025, respectively	1.0	0.9
Additional paid-in capital	1,511.2	1,489.0
Accumulated other comprehensive income	0.7	0.8
Accumulated deficit	(1,243.9)	(1,122.7)
Total stockholders' equity	269.0	368.0
Total liabilities and stockholders’ equity	$609.2	$706.6

MYRIAD GENETICS, INC.
AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (unaudited)
(in millions)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Net cash used in operating activities	$(6.5)	$21.1	$(30.5)	$(8.8)
Net cash used in investing activities	(2.1)	(6.2)	(11.8)	(21.4)
Net cash provided by (used in) financing activities	(0.3)	56.2	(1.1)	72.4
Effect of foreign exchange rates on cash, cash equivalents, and restricted cash	(0.1)	—	(0.1)	0.7
Net decrease in cash, cash equivalents, and restricted cash	(9.0)	71.1	(43.5)	42.9
Cash, cash equivalents, and restricted cash at beginning of the period	116.8	83.7	151.3	111.9
Cash, cash equivalents, and restricted cash at end of the period	$107.8	$154.8	$107.8	$154.8

Safe Harbor Statement
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to (i) the company's full-year 2026 financial guidance, (ii) the sale of the company's Prenatal Health business to Labcorp, including the expected timing of closing, the satisfaction of closing conditions (including regulatory approval), and the expected effect of the transaction on the company's revenue growth rate, profitability, liquidity and balance sheet, and on the patients, employees and shareholders the company serves, (iii) the company's strategic priorities, including its focus on the Cancer Care Continuum and Mental Health and its payer engagement and revenue cycle management initiatives, and (iv) the company's collaboration with SOPHiA GENETICS and AstraZeneca to advance prostate cancer-specific genomic instability score technology, including potential companion diagnostic solutions. These “forward-looking statements” are management’s present expectations of future events as of the date hereof and are subject to a number of known and unknown risks and uncertainties that could cause actual results, conditions, and events to differ materially and adversely from those anticipated.

These risks include, but are not limited to: the risk that sales and profit margins of the company’s existing tests may decline; the risk that the company may not be able to operate its business on a profitable basis; risks related to the company’s ability to achieve certain revenue growth targets and generate sufficient revenue from its existing product portfolio or in launching and commercializing new tests to be profitable; risks related to recent changes in the company's senior management team and the successful implementation of the company's strategic plan; risks related to the sale of certain assets of the company's Prenatal Health business, including the risk that the sale may not be completed on the anticipated terms or timeline, or at all, and the pendency of or failure to complete the sale; risk that the company may not realize the anticipated benefits of the sale of certain assets of its Prenatal Health business as well as risks related to the liabilities and obligations it may retain following the closing of the sale; risks related to changes in governmental or private insurers’ coverage and reimbursement levels for the company’s tests or the company’s ability to obtain reimbursement for its new tests at comparable levels to its existing tests; risks related to increased competition and the development of new competing tests; the risk that the company may be unable to develop or achieve commercial success for additional tests in a timely manner, or at all; the risk that the company is not able to secure additional financing to fund its business, if needed, in a timely manner or on favorable terms, if at all; the risk that the company may not successfully develop new markets or channels for its tests; the risk that licenses to the technology underlying the company’s tests and any future tests are terminated or cannot be maintained on satisfactory terms; risks related to delays or other problems with operating the company’s laboratory testing facilities; risks related to public concern over genetic testing in general or the company’s tests in particular; risks related to regulatory requirements or enforcement in the United States and foreign countries and changes in the structure of the healthcare system or healthcare payment systems; risks related to the company’s ability to obtain new corporate partnerships and collaborations or licenses and acquire or develop new technologies or businesses on satisfactory terms, if at all; risks related to the company’s ability to successfully integrate and derive benefits from any technologies or businesses that it licenses, acquires or develops; risks related to the company’s projections or estimates about the potential market opportunity for the company’s current and future products; the risk that the company or its licensors may be unable to protect or that third parties will infringe the proprietary technologies underlying the company’s tests; the risk of patent-infringement claims or challenges to the validity of the company’s patents; risks related to changes in intellectual property laws covering the company’s tests, or patents or enforcement, in the United States and foreign countries; risks related to security breaches, loss of data and other disruptions, including from cyberattacks and other cybersecurity incidents; risks of new, changing and competitive technologies in the United States and internationally and that the company may not be able to keep pace with the rapid technology changes in its industry, or properly leverage new technologies to achieve or sustain competitive advantages in its products; the risk that the company may be unable to comply with financial or operating covenants under the company’s credit or lending agreements; the risk that the company may not be able to maintain effective disclosure controls and procedures and internal control over financial reporting; risks related to current and future investigations, claims or lawsuits, including derivative claims, product or professional liability claims, and risks related to the amount of the company's insurance coverage limits and scope of insurance coverage with respect thereto; and other factors discussed under the heading “Risk Factors” contained in Part I, Item 1A of the company’s Annual Report on Form 10-K filed with the SEC on February 24, 2026, as well as any updates to those risk factors filed from time to time in the company’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. The company is not under any obligation, and it expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise except as required by law.

Investor Contact
Matt Scalo
(801) 584-3532
matt.scalo@myriad.com

Media Contact
Kate Schraml
(224) 875-4493
PR@myriad.com

Statement Regarding Use of Non-GAAP Financial Measures
In this press release, the company’s financial results and financial guidance are provided in accordance with accounting principles generally accepted in the United States (GAAP) and using certain non-GAAP financial measures. Management believes that presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the company’s core operating results and comparison of operating results across reporting periods. Management also uses non-GAAP financial measures to establish budgets and to manage the company’s business. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the schedules below and a description of the adjustments made to the GAAP financial measures is included at the end of each schedule.

The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, if available, to more fully understand its business. Non-GAAP financial results are reported in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The company does not forecast GAAP gross margin because it cannot predict certain elements that are included in reported GAAP results. Please see above under “Financial Guidance” for a full explanation.

Reconciliation of GAAP to Non-GAAP Financial Measures
for the Three and Nine Months Ended September 30, 2026 and 2025
(unaudited data in millions, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Adjusted Gross Margin
Gross Profit	$137.7	$143.8	$402.3	$429.8
Acquisition - amortization of intangible assets(1)	—	—	0.1	0.6
Equity compensation(2)	0.2	0.3	0.9	0.9
Strategic realignment(3)	0.4	—	0.4	—
Other adjustments(4)	—	—	—	0.3
Adjusted Gross Profit	$138.3	$144.1	$403.7	$431.6
Adjusted Gross Margin	68.2%	70.1%	68.0%	70.2%

(1)	Represents recurring amortization charges resulting from the acquisition of intangible assets.
(2)	Consists of the non-cash equity-based compensation provided to Myriad Genetics employees.
(3)	Costs related to strategic realignment of the company including severance and consulting fees.
(4)	Other one-time non-recurring adjustments.

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Adjusted Operating Expenses
Operating Expenses	$177.6	$167.1	$511.8	$811.3
Acquisition - amortization of intangible assets(1)	(6.5)	(6.5)	(19.3)	(23.4)
Goodwill and long-lived asset impairment(2)	—	—	(5.4)	(316.7)
Equity compensation(3)	(9.0)	(11.9)	(22.0)	(31.5)
Real estate optimization(4)	—	—	—	(5.2)
Strategic realignment(5)	(12.2)	(8.3)	(16.2)	(10.1)
Other adjustments(6)	—	(0.4)	—	—
Adjusted Operating Expenses	$149.9	$140.0	$448.9	$424.4

(1)	Represents recurring amortization charges resulting from the acquisition of intangible assets.
(2)	Expense related to goodwill and long-lived asset impairment. For the nine months ended September 30, 2026, consists of $5.4 million of impairment expense associated with our Women's Health reporting unit and certain intangible assets. For the nine months ended September 30, 2025, consists of $316.7 million of impairment expense associated with our Mental Health and Women's Health reporting units and asset groups.
(3)	Consists of the non-cash equity-based compensation provided to Myriad Genetics employees and directors.
(4)	Costs related to real estate initiatives. For the nine months ended September 30, 2025, consists of additional rent as a result of the build-out of our new laboratories in Salt Lake City, Utah and South San Francisco, California, while maintaining our then existing laboratories in those locations and testing and set-up costs for equipment in our new facilities.
(5)	Costs related to strategic realignment of the company including severance and consulting fees.
(6)	Other one-time non-recurring adjustments.

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Adjusted Net Income (Loss)(1)
Net Loss	$(43.9)	$(27.4)	$(121.2)	$(358.0)
Acquisition - amortization of intangible assets(2)	6.5	6.5	19.4	24.0
Goodwill and long-lived asset impairment(3)	—	—	5.4	316.7
Equity compensation(4)	9.2	12.2	22.9	32.4
Real estate optimization(5)	—	—	—	5.2
Strategic realignment(6)	12.6	8.3	16.6	10.1
Other adjustments(7)	—	0.4	—	0.4
Uncertain tax benefit(8)	—	—	—	(29.0)
Tax adjustments(9)	4.9	0.2	14.6	0.1
Adjusted Net Income (Loss)	$(10.7)	$0.2	$(42.3)	$1.9

Weighted average shares outstanding:
Diluted	95.7	93.8	94.7	93.2
Adjusted Income (Loss) Per Share
Diluted	$(0.11)	$—	$(0.45)	$0.02

(1)	To determine Adjusted Income (Loss) Per Share.
(2)	Represents recurring amortization charges resulting from the acquisition of intangible assets.
(3)
Expense related to goodwill and long-lived asset impairment. For the nine months ended September 30, 2026, consists of $5.4 million of impairment expense associated with our Women's Health reporting unit and certain intangible assets. For the nine months ended September 30, 2025, consists of $316.7 million of impairment expense associated with our Mental Health and Women's Health reporting units and asset groups.

(4)	Consists of the non-cash equity-based compensation provided to Myriad Genetics employees and directors.
(5)
Costs related to real estate initiatives. For the nine months ended September 30, 2025, consists of additional rent as a result of the build-out of our new laboratories in Salt Lake City, Utah and South San Francisco, California, while maintaining our then existing laboratories in those locations and testing and set-up costs for equipment in our new facilities.

(6)	Costs related to strategic realignment of the company including severance and consulting fees.
(7)	Other one-time non-recurring adjustments.
(8)
Consists of the release of unrecognized tax benefits and the recognition of valuation allowances for the nine months ended September 30, 2025. The unrecognized tax benefits released were primarily related to tax years under Joint Committee on Taxation review, which upon conclusion of the review were remeasured or released.

(9)
Tax expense or benefit due to non-GAAP adjustments, differences between stock compensation recorded for book purposes as compared to the allowable tax deductions, and valuation allowance recognized against federal and state deferred tax assets in the United States. As of September 30, 2026, a valuation allowance of $129.1 million was not recognized for non-GAAP purposes given our historical and forecasted positive earnings performance. As of September 30, 2025, a valuation allowance of $104.8 million was not recognized for non-GAAP purposes given the company's historical and forecasted positive earnings performance.

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Adjusted EBITDA
Net Loss	$(43.9)	$(27.4)	$(121.2)	$(358.0)
Acquisition - amortization of intangible assets(1)	6.5	6.5	19.4	24.0
Depreciation expense(2)	4.9	4.8	14.4	14.8
Goodwill and long-lived asset impairment(3)	—	—	5.4	316.7
Equity compensation(4)	9.2	12.2	22.9	32.4
Real estate optimization(5)	—	—	—	5.2
Strategic realignment(6)	12.6	8.3	16.6	10.1
Interest expense, net of interest income(7)	3.5	3.3	10.6	5.1
Other adjustments(8)	1.6	1.4	4.3	2.5
Uncertain tax benefits(9)	—	—	—	(29.0)
Income tax expense(10)	0.3	1.2	0.9	0.8
Adjusted EBITDA	$(5.3)	$10.3	$(26.7)	$24.6

(1)	Represents recurring amortization charges resulting from the acquisition of intangible assets.
(2)	Consists of depreciation expense recognized during the period.
(3)	Expense related to goodwill and long-lived asset impairment. For the nine months ended September 30, 2026, consists of $5.4 million of impairment expense associated with our Women's Health reporting unit and certain intangible assets. For the nine months ended September 30, 2025, consists of $316.7 million of impairment expense associated with our Mental Health and Women's Health reporting units and asset groups.
(4)	Consists of the non-cash equity-based compensation provided to Myriad Genetics employees and directors.
(5)	Costs related to real estate initiatives. For the nine months ended September 30, 2025, consists of additional rent as a result of the build-out of our new laboratories in Salt Lake City, Utah and South San Francisco, California, while maintaining our then existing laboratories in those locations and testing and set-up costs for equipment in our new facilities.
(6)	Costs related to strategic realignment of the company including severance and consulting fees.
(7)	Derived from interest expense and interest income from the Condensed Consolidated Statements of Operations.
(8)
Other one-time non-recurring expenses. For purposes of adjusted EBITDA, this includes Other adjustments described in the Adjusted Net Income (Loss) table above as well as the amounts reported as Other income (expense) in the Condensed Consolidated Statement of Operations.

(9)	Consists of the release of unrecognized tax benefits and the recognition of valuation allowances for the nine months ended September 30, 2025. The unrecognized tax benefits released were primarily related to tax years under Joint Committee on Taxation review, which upon conclusion of the review were remeasured or released.
(10)	Derived from Income tax expense (benefit) from the Condensed Consolidated Statement of Operations, net of the adjustment for unrecognized tax benefits described in Note 9 above.

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Adjusted Operating and Free Cash Flow
Net Cash Provided by (Used in) Operating Activities	$(6.5)	$21.1	$(30.5)	$(8.8)
Real estate optimization(1)	—	1.2	—	8.7
Strategic realignment(2)	10.2	2.3	13.1	4.1
Other adjustments(3)	—	0.2	—	0.2
Adjusted Operating Cash Flow	$3.7	$24.8	$(17.4)	$4.2
Capital expenditures(4)	(1.8)	(2.8)	(9.3)	(10.9)
Capitalization of internal-use software costs(4)	(0.3)	(3.4)	(2.5)	(10.5)
Adjusted Free Cash Flow	$1.6	$18.6	$(29.2)	$(17.2)

(1)	The cash flow effect of real estate optimizations, excluding non-cash items such as accelerated depreciation.
(2)	Strategic realignment includes the cash paid for severance and consulting fees.
(3)	The cash flow effect of other one-time non-recurring expenses.
(4)	Derived from the Condensed Consolidated Statements of Cash Flows.